AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended
	March 31,
	2017	2016
	(dollars in thousands, except per share amounts)
Revenues:
Rental and other property revenues (including $190 and $173 for the three months ended 2017 and 2016, respectively, from related parties)	$31,822	$29,205

Expenses:
Property operating expenses (including $237 and $210 for the three months ended 2017 and 2016, respectively, from related parties)	16,265	15,216
Depreciation and amortization	6,330	5,830
General and administrative (including $962 and $918 for the three months ended 2017 and 2016, respectively, from related parties)	2,031	2,025
Net income fee to related party	60	72
Advisory fee to related party	2,659	2,738
Total operating expenses	27,345	25,881
Net operating income	4,477	3,324

Other income (expenses):
Interest income (including $4,476 and $4,528 for the three months ended 2017 and 2016, respectively, from related parties)	4,792	5,291
Other income	1,443	298
Mortgage and loan interest (including $1,511 and $1,092 for the three months ended 2017 and 2016, respectively, from related parties)	(16,796)	(14,214)
Foreign currency transaction loss	(323)	—
Earnings from unconsolidated subsidiaries and investees	55	155
Total other expenses	(10,829)	(8,470)
Loss before gain on land sales, non-controlling interest, and taxes	(6,352)	(5,146)
Loss on sale of income producing properties	—	(244)
Gain on land sales	445	1,652
Net loss from continuing operations before taxes	(5,907)	(3,738)
Income tax benefit	—	1
Net loss from continuing operations	(5,907)	(3,737)
Discontinued operations:
Net income from discontinued operations	—	3
Income tax expense from discontinued operations	—	(1)
Net income from discontinued operations	—	2
Net loss	(5,907)	(3,735)
Net income attributable to non-controlling interest	193	530
Net loss attributable to American Realty Investors, Inc.	(5,714)	(3,205)
Preferred dividend requirement	(275)	(497)
Net loss applicable to common shares	$(5,989)	$(3,702)

Earnings per share - basic
Net loss from continuing operations	$(0.39)	$(0.24)

Earnings per share - diluted
Net loss from continuing operations	$(0.39)	$(0.24)

Weighted average common shares used in computing earnings per share	15,514,360	15,514,360
Weighted average common shares used in computing diluted earnings per share	15,514,360	15,514,360

Amounts attributable to American Realty Investors, Inc.
Net loss from continuing operations	$(5,714)	$(3,207)
Net income from discontinued operations	—	2
Net loss applicable to American Realty Investors, Inc.	$(5,714)	$(3,205)

AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$1,035,008	$1,017,684
Real estate subject to sales contracts at cost	48,323	48,919
Less accumulated depreciation	(171,607)	(165,597)
Total real estate	911,724	901,006
Notes and interest receivable:
Performing (including $121,173 in 2017 and $125,799 in 2016 from related parties)	138,733	143,601
Less allowance for estimated losses (including $15,537 in 2017 and 2016 from related parties)	(17,037)	(17,037)
Total notes and interest receivable	121,696	126,564
Cash and cash equivalents	55,284	17,522
Restricted cash	31,259	38,399
Investments in unconsolidated joint ventures and investees	6,141	6,087
Receivable from related party	22,064	24,672
Other assets	65,557	60,659
Total assets	$1,213,725	$1,174,909

Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$830,742	$845,107
Notes related to real estate held for sale	376	376
Notes related to real estate subject to sales contracts	4,177	5,612
Bond and interest payable	71,975	—
Deferred revenue (including $70,945 in 2017 and $70,935 in 2016 to related parties)	91,390	91,380
Accounts payable and other liabilities (including $10,793 in 2017 and $10,854 in 2016 to related parties)	45,183	56,303
Total liabilities	1,043,843	998,778

Shareholders’ equity:
Preferred stock, Series A: $2.00 par value, authorized 15,000,000 shares, issued and outstanding 2,000,614 shares in 2017 and 2016 (liquidation preference $10 per share), including 900,000 shares in 2017 and 2016 held by ARL.	2,205	2,205
Common stock, $0.01 par value, authorized 100,000,000 shares; issued 15,930,145 shares and outstanding 15,514,360 in 2017 and 2016, including 140,000 shares held by TCI (consolidated) in 2017 and 2016.	159	159
Treasury stock at cost; 415,785 shares in 2017 and 2016, and 140,000 shares held by TCI (consolidated) as of 2017 and 2016	(6,395)	(6,395)
Paid-in capital	111,168	111,510
Retained earnings	8,684	14,398
Total American Realty Investors, Inc. shareholders’ equity	115,821	121,877
Non-controlling interest	54,061	54,254
Total shareholders’ equity	169,882	176,131
Total liabilities and shareholders’ equity	$1,213,725	$1,174,909